SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

(Name of Registrant as Specified In Its Charter)
(if you checked "filed by registrant above" do not fill this in: Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

PSG Proxy Reminder Script:

Fidelity Retirement Money Market Portfolio (# 0630)

Fidelity Retirement Government Money Market Portfolio (#0631)

For shareholders of record, July 17, 2000 (meeting postponed to October 3,2000 from September 13, 2000 ):

Have you received a proxy package from Fidelity for Fidelity Retirement Money Market Portfolio[or Fidelity Retirement Government Money Market Portfolio]?

If yes: have you voted by sending in your card or calling the toll free number on your card?

If yes -- thank you very much.

If no,

We've been asked to remind you to be sure to vote your proxy for Retirement Money Market Portfolio [or Retirement Government Money Market Portfolio] as soon as possible. The special shareholder meeting scheduled for September 13th was postponed for lack of shareholder votes and is now rescheduled for October 3rd.

Your prompt response and your vote are very important. The fund needs over 50% of shareholder votes just to reach quorum and hold the shareholder meeting on October 3rd. The shareholder meeting is held to conduct the fund's business as described in the proxy package you received.

Fidelity has arranged for a proxy tabulator, D.F. King, to take votes directly over the phone. It only takes a few minutes. Would you like the toll free number you can call to vote over the phone? [note - this is rep-assisted voting ; touch tone voting requires a Control Number found on proxy cards.]

If yes, the number of the proxy tabulator, D.F. King, is (1 800) 848 - 3155 ; 8 AM -8PM , Monday - Friday , Eastern Time. Their phone representative will ask you for your SSN & address for shareholder confirmation before recording your votes.

If no, Please vote immediately by sending in your signed proxy card or the toll free number on your proxy card from a touch tone phone.

Thanks.

Optional:

If they need a proxy package -- for shareholders of record on July 17:

I will have a new proxy package mailed to you. Please review the material when you receive it and vote as soon as it arrives by mail or touch-tone phone.

Thank you .

· To arrange mailing of proxy package shipments:

Complete the Additional Proxy Request Form on the Page Below and Fax to number on form or EMAIL form to sdavey@miscorporation.com Sandy, at MIS, Fidelity's Proxy Tabulator.

· Touch - tone phone voting requires a Control Number found on each proxy card.

· If Caller has detailed questions on proxy, transfer to: 1 800 544-3198 (Retail Reps trained to answer Proxy Questions!).

For more complete information about any of the mutual funds available through the plan, including fees and expenses, call or write Fidelity for free prospectuses. Read them carefully before you make your investment choices.

Fidelity Investments Institutional Services Company, Inc.

82 Devonshire Street, Boston, MA 02109

113520